Exhibit 99.2
WIDMER BROTHERS BREWING COMPANY
This Proxy is Solicited on Behalf of the Board of Directors
     The undersigned, having received the Notice of Special Meeting of Shareholders of Widmer Brothers Brewing Company (the “Company”), and the related joint proxy statement/prospectus dated [•], 2008, hereby appoints Kurt Widmer and Robert Widmer, and each of them, proxies for the undersigned, with full power of substitution, and authorizes them to vote all shares of common stock of the Company that the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the Company to be held on [•], 2008, at [• ] [• ].m., local time, at Widmer’s offices at 929 North Russell, Portland, Oregon 97227, and at any and all postponements, continuations and adjournments thereof, such proxies being instructed to vote upon and in respect of the following matters and in accordance with the following instructions, and to vote in their discretion on any other matters presented at the meeting or any postponements, continuations or adjournments thereof.
     IF SPECIFIC INSTRUCTION ARE INDICATED ON THE REVERSE, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS. IF SPECIFIC INSTRUCTION ARE NOT INDICATED ON THE REVERSE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS.
(Continued and to be marked, dated and signed on reverse side)

Address Change/Comments (mark the corresponding box on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF
WIDMER BROTHERS BREWING COMPANY
[•], 2008
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
The Board of Directors recommends a vote for Proposal 1 listed below.
Please sign, date and return promptly in the enclosed envelope.
Please mark your vote in blue or black ink as shown here   ☑

		FOR	AGAINST	ABSTAIN
Proposal 1:	Approval of Agreement and Plan of Merger with Redhook Ale Brewery, Incorporated	☐	☐	☐
     Proposal 1 is more fully described in the joint proxy statement/prospectus accompanying this proxy.
     To change the address on your account or provide comments, please check the box at right and indicate your new address or comments in the space provided on the reverse side. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

	Date:		Date:

Signature of Shareholder		Signature of Shareholder
     Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.
Please detach along perforated line and mail in the envelope provided.